UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 8, 2007

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2007, Hallmark Financial Services, Inc. and each of its subsidiaries (collectively, the “Company”) entered into a Third Amendment to First Restated Credit Agreement (the “Third Amendment”) with The Frost National Bank (“Frost”) dated effective as of May 31, 2007. The Third Amendment increases the Company’s existing revolving credit facility with Frost from $20.0 million to $25.0 million and establishes a new $5.0 million revolving credit sub-facility for the premium finance operations of Pan American Acceptance Corporation (“PAAC”). The new premium finance sub-facility terminates May 31, 2009, and is secured by eligible premium finance notes generated by PAAC, as well as all other collateral securing the Frost credit facility. The Third Amendment also adds various covenants pertaining to the new premium finance sub-facility and the operations of PAAC.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

( c)	Exhibits.

	99.1	Third Amendment to First Restated Credit Agreement among Hallmark Financial Services, Inc. and its subsidiaries and The Frost National Bank dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: June 8, 2007	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer